EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-64440 and No. 33-77576) of Endogen, Inc. of our report dated August 2, 1996, except as to Note 16, which is as of August 28, 1996, appearing on page F-2 of this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".


[Signature of Price Waterhouse LLP]
PRICE WATERHOUSE LLP

Boston, Massachusetts
August 28, 1996